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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-07295) pertaining to the 1993 Stock Option Plan, 1996 Directors' Stock Option Plan and Employees and Consultants Stock Option Agreement/Plan of SuperGen, Inc.,

  (2)
  Registration Statement (Form S-8 No. 333-58303) pertaining to the 1993 Stock Option Plan and 1998 Employee Stock Purchase Plan of SuperGen, Inc.,

  (3)
  Registration Statements (Form S-8 Nos. 333-87369 and 333-44736) pertaining to the 1993 Stock Option Plan of SuperGen, Inc.,

  (4)
  Registration Statement (Form S-8 No. 333-86644) pertaining to the 1996 Directors' Stock Option Plan and 1998 Employee Stock Purchase Plan of SuperGen, Inc.,

  (5)
  Registration Statements (Form S-8 Nos. 333-110152, 333-127073, and 333-169473) pertaining to the 2003 Stock Plan of SuperGen, Inc.,

  (6)
  Registration Statement (Form S-8 No. 333-120505) pertaining to the 1998 Employee Stock Purchase Plan of SuperGen, Inc.,

  (7)
  Registration Statement (Form S-8 No. 333-152811) pertaining to the 2003 Stock Plan and 2008 Employee Stock Purchase Plan of SuperGen, Inc., and

  (8)
  Registration Statements (Form S-3 Nos. 333-113858, 333-120502, and 333-156840) of SuperGen, Inc. and in the related Prospectuses;

  of our reports dated March 9, 2011, with respect to the consolidated financial statements of SuperGen, Inc. and the effectiveness of internal control over financial reporting of SuperGen, Inc. included in this Annual Report (Form 10-K) of SuperGen, Inc. for the year ended December 31, 2010.

/s/ ERNST & YOUNG LLP

Palo Alto, California
March 9, 2011

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  EXHIBIT 23.1